Exhibit 10.37

FIRST AMENDMENT TO THE

NON-EXCLUSIVE LICENSE AGREEMENT

This first amendment (“Amendment”) is effective May 24, 2021 (“Amendment Effective Date”), and is made pursuant to the Non-Exclusive License Agreement dated August 1, 2019 (“Agreement”) by and between Bio-Rad Laboratories, Inc., having an address at 1000 Alfred Nobel Drive, Hercules, California 94547 (“Bio-Rad”) and Biodesix, Inc., a Delaware corporation, with a principal business address at 2970 Wilderness Place, Suite 100 Boulder, CO 80301, USA (“Biodesix”) (individually, a “Party”; collectively, the “Parties”).

WHEREAS, the Parties have agreed that, effective May 1, 2021, Biodesix shall not be required to pay a royalty as required by the Agreement,

NOW THEREFORE, for good and valuable consideration, the Parties agree as follows:

1. Section 4 of the Agreement is amended and replaced with “intentionally omitted.”

2. Section 5.1 of the Agreement, which describes the royalty reporting, is amended and replaced with “intentionally omitted.”

3. Capitalized terms used in this First Amendment and not defined herein, have the definitions found in the Agreement.

4. All other terms of the Agreement remain in full force and effect. Except as explicitly stated in this Amendment, this Amendment shall not act as a waiver of any other right or claim held by either party. This Amendment may only be modified by a written instrument executed by both Parties. If there is an inconsistency between the Agreement and this Amendment, the terms of this Amendment shall control.

IN WITNESS HEREOF, the Parties executed this First Amendment as of the Amendment Effective Date.

Bio-Rad Laboratories, Inc.		Biodesix, Inc.

By:	/s/ Josh Shinoff	By:	/s/ Robin Harper Cowie

Name:	Josh Shinoff	Name:	Robin Harper Cowie

Title:	Vice President, Business Development, LSG & DBG	Title:	CFO